FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 25, 2006
                                                         ----------------

                              CYTATION CORPORATION
                              --------------------
               (Exact name of registrant as specified in charter)

              DELAWARE               00114800              16-0961436
           -------------------------------------------------------------
          (State or other          (Commission           (IRS Employer
          jurisdiction of           File Number)     Identification No.)

                4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634
                -------------------------------------------------

             (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code (813) 885-5998
        -----------------------------------------------------------------

                  251 Thames Street, No. 8, Bristol, RI 02809
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item  1.01.     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT
                -----------------------------------------------

     On January 25 2006, the Registrant approved Deer Valley Homebuilders, Inc. ("Deer Valley"), an indirect wholly-owned subsidiary of the Registrant, entering into a Sales Contract with Steve J. Logan to purchase real property located at 7668 Highway 278 in Sulligent, Alabama (the "Sulligent Property"). The purchase price for the Sulligent Property is $725,000 and the closing is currently scheduled to occur on April 30, 2006. The Sales Contact is subject to certain contingencies, including a standard title contingency. At the plant on the Sulligent Property, Deer Valley intends to produce manufactured housing units.

      In addition, Steve J. Logan and Deer Valley have agreed to enter into a short term lease of the Sulligent Property, for nominal consideration, to allow early occupancy and commencement of operations pending the expected purchase on April 30, 2006. Deer Valley anticipates commencing operations at the Sulligent Property, pursuant to the proposed short term lease, as early as February 28, 2006.

     Steve J. Logan is the father of Joel Stephen Logan, II, a Member of the Board of Directors, President and General Manager of Deer Valley.

Item  7.01   REGULATION  FD  DISCLOSURE.
             ---------------------------

     (a)     Press  Release.  On  January 27, 2006, the Registrant issued a news
             --------------
release entitled "CYTATION CORPORATION AND DEER VALLEY HOMEBUILDERS ANNOUNCES THE OPENING OF A SECOND MANUFACTURING FACILITY IN ALABAMA", and a copy is being filed herewith as Exhibit 99.1.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CYTATION  CORPORATION


Dated:  January  27,  2006         By: /s/  Charles  Masters
                                      ------------------------
                                   Name:  Charles  G.  Masters
                                   Title:  President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------



Exhibit  Number     Description
---------------     -----------

99.1 Press Release, dated January 27, 2006, titled CYTATION CORPORATION AND DEER VALLEY HOMEBUILDERS ANNOUNCES THE OPENING OF A SECOND MANUFACTURING FACILITY IN ALABAMA